Exhibit 4.4.1

LIMITED WAIVER AND CONSENT

RECITALS:

Reference is made to that certain Seventh Amended and Restated Credit Agreement dated as of November 2, 2007 (the “Agreement”), among Chesapeake Energy Corporation (“CEC”), Chesapeake Exploration, L.L.C. (“Chesapeake Exploration”) and Chesapeake Appalachia, L.L.C. (“Chesapeake Appalachia”, and together with Chesapeake Exploration, collectively, “Borrowers”), Union Bank of California, N.A., as Administrative Agents (“Agent”), the other agents named therein and the Lenders from time to time parties thereto (“Lenders”). Terms used and not defined herein shall have the meanings given them in the Agreement.

Chesapeake Appalachia intends to execute a conveyance (the “VPP Conveyance”) of a volumetric production payment (the “VPP”) to be carved out of its working interests in approximately 4,200 specified presently producing wells (the “VPP Wells”) in Kentucky and West Virginia that are not included in the Collateral. The VPP Conveyance will not cover any other wells in which Chesapeake Appalachia owns an interest. In connection with the VPP, Chesapeake Appalachia intends to (i) enter into a Purchase and Sale Agreement (the “VPP PSA”), containing certain representations, warranties and covenants relating to the VPP and the VPP Wells and a restriction on further assignments of the VPP Wells, (ii) enter into a Gas Purchase Contract with the buyer of the VPP (the “Gas Purchase Contract”) to purchase the VPP buyer’s share of production at or near the wellhead at an index price (reduced for anticipated and estimated shrinkage and escalating transportation costs) and (iii) grant Liens on its retained interests in the VPP Wells and the production therefrom and its rights, titles and interests related thereto pursuant to one or more mortgages and deeds of trust (the “VPP Mortgages”), to secure performance of its ongoing covenants and obligations pursuant to the VPP Conveyance, the VPP PSA, and the Gas Purchase Contract. CEC intends to guaranty (the “CEC Guaranty”) Chesapeake Appalachia’s performance of these same covenants and obligations.

CEC and Borrowers have requested that Agent and Lenders constituting Majority Lenders consent to, and waive certain violations of the Agreement which would otherwise result from, the transactions described above.

LIMITED WAIVER AND CONSENT:

Subject to the conditions and limitations set forth below, Agent and Lenders hereby (i) consent to the conveyance of the VPP and the entering into and performance of the VPP Mortgages and the CEC Guaranty, and (ii) waive any violations of (A) Section 7.02 of the Agreement that would result from the Indebtedness of Chesapeake Appalachia in respect of the VPP and the Indebtedness of CEC in respect of the CEC Guaranty, (B) Section 7.03 of the Agreement that would result from the Liens under the VPP Mortgages, and (C) Section 7.12 of the Agreement that would result from any restrictions on Chesapeake Appalachia’s ability to assign or grant Liens on its retained interests in the VPP Wells and the assets subject to the VPP Mortgages.

[LIMITED WAIVER AND CONSENT]

For the avoidance of doubt with respect to the treatment of the VPP under the Credit Agreement, CEC, Borrowers and Lenders acknowledge and agree that, (i) Consolidated Indebtedness shall not include any Indebtedness in respect of the VPP and (ii) without duplication with respect to any other provision subtracting or excluding such income or gain in determining Consolidated EBITDA, any income or gain reflected in Consolidated Net Income for any period in respect of the VPP shall be subtracted from Consolidated Net Income for purposes of determining Consolidated EBITDA for such period.

Notwithstanding anything to the contrary under the Credit Agreement, CEC and Borrowers agree that no Group Member shall enter into or be subject to any Qualifying Production Call Obligation, and the exclusion of Qualifying Production Call Obligations from (i) the definition of “Indebtedness” in the Agreement and (ii) the restrictions on Liens provision under Section 7.3(o) of the Agreement, shall no longer be applicable.

LIMITATIONS AND CONDITIONS:

This Limited Waiver and Consent shall be effective when executed or consented to by Majority Lenders. Borrowers and CEC hereby represent and warrant to Agent and Lenders that immediately after giving effect to this Limited Waiver and Consent there shall exist no Default or Event of Default and immediately after giving effect to this Limited Waiver and Consent all representations and warranties contained herein, in the Agreement or otherwise made in writing by any Group Member in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as if those representations and warranties had been made on and as of the date hereof.

Except as expressly waived or agreed herein, all covenants, obligations and agreements of Borrowers and CEC contained in the Agreement shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the consents, waivers and agreements set forth herein are limited precisely to the extent set forth herein and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Agreement or any of the documents referred to therein, or (b) except as expressly set forth herein, prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with the Agreement or any of the documents referred to therein. Except as expressly modified hereby, the terms and provisions of the Agreement and any other documents or instruments executed in connection with any of the foregoing, are and shall remain in full force and effect, and the same are hereby ratified and confirmed by Borrowers and CEC in all respects.

This Limited Waiver and Consent and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Texas.

This Limited Waiver and Consent and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Limited Waiver and Consent is a “Loan Document” as defined and described in the Agreement and all of the terms and provisions of the Agreement relating to Loan Documents shall apply hereto.

[LIMITED WAIVER AND CONSENT]

This Limited Waiver and Consent may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

[Remainder of page intentionally left blank.]

[LIMITED WAIVER AND CONSENT]

IN WITNESS WHEREOF, the undersigned parties have executed this Limited Waiver and Consent as of the 12th day of December, 2007.

CHESAPEAKE EXPLORATION, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President and Treasurer

CHESAPEAKE APPALACHIA, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President and Treasurer

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President and Treasurer

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

UNION BANK OF CALIFORNIA, N.A. as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By:	/s/ Randall L. Osterberg
Name:	Randall L. Osterberg
Title:	Vice President – US Marketing Manager

By:	/s/ Timothy Brendel
Name:	Timothy Brendel
Title:	Assistant Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ Scott L. Joyce
Name:	Scott L. Joyce
Title:	Senior Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

BNP PARIBAS, as Co-Documentation Agent and as a Lender

By:	/s/ David Dodd
Name:	David Dodd
Title:	Managing Director

By:	/s/ Richard Hawthorne
Name:	Richard Hawthorne
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

BANK OF AMERICA, N.A., as Co-Documentation Agent and as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

SUNTRUST BANK, as Co-Documentation Agent and as a Lender

By:	/s/ Sean Roche
Name:	Sean Roche
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

CALYON NEW YORK BRANCH,
as a Lender

By:	/s/ Dennis E. Petito
Name:	Dennis E. Petito
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Director

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ H.R. Biedrzychki
Name:	H.R. Biedrzychki
Title:	Director

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Dustin S. Hansen
Name:	Dustin S. Hansen
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

CITICORP USA, INC., as a Lender

By:	/s/ David Hunt
Name:	David Hunt
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Joseph Gyurindak
Name:	Joseph Gyurindak
Title:	Director

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

ABN AMRO BANK N.V., as a Lender

By:	/s/ J.A. Conn
Name:	J.A. Conn
Title:	Managing Director

By:	/s/ John D. Reed
Name:	John D. Reed
Title:	Director

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

NATIXIS, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

COMERICA BANK, as a Lender

By:	/s/ Peter L. Sefzik
Name:	Peter L. Sefzik
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

BANK OF OKLAHOMA, N.A., as a Lender

By:	/s/ Mike Weatherholt
Name:	Mike Weatherholt
Title:	Officer

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kay Murphy
Name:	Kay Murphy
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

RZB FINANCE LLC, as a Lender

By:	/s/ Shirley Ritch
Name:	Shirley Ritch
Title:	Assistant Vice President

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

MIDFIRST BANK, as a Lender

By:	/s/ Steve A. Griffin
Name:	Steve A. Griffin
Title:	Senior Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

ARVEST BANK, as a Lender

By:	/s/ Cindy Batt
Name:	Cindy Batt
Title:	Senior Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

MORGAN STANLEY BANK, as a Lender

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Authorized Signatory

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

BEAR STEARNS CORPORATE LENDING INC., as a Lender

By:	/s/ Victor F. Bulzacchelli
Name:	Victor F. Bulzacchelli
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Brian Caldwell
Name:	Brian Caldwell
Title:	Director

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Associate

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Vice President

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ William M. Yarbenet
Name:	William M. Yarbenet
Title:	Vice President

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

LEHMAN BROTHER COMMERCIAL BANK, as a Lender

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Authorized Signatory

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Pedro Ramirez
Name:	Pedro Ramirez
Title:	Authorized Signatory

[SIGNATURE PAGE TO LIMITED WAIVER AND CONSENT]